UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2018

Janus Henderson Group plc

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

201 Bishopsgate

EC2M 3AE

United Kingdom

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

+44 (0) 20 7818 1818

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                                           Regulation FD Disclosure.

Janus Henderson Group plc (the Company) has today announced its intention to commence its on-market share buyback programme (Buyback) on and from 6 August 2018.

Under the Buyback, Janus Henderson Group intends to spend up to US$100 million to buy its ordinary shares on the New York Stock Exchange (NYSE) and its CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) in each case through Merrill Lynch, Pierce, Fenner & Smith Incorporated on the NYSE and through Merrill Lynch Equities (Australia) Limited (MLEA) on the ASX. MLEA undertakes to purchase CDIs as principal and sell the CDIs to the Company by way of one or more special crossings.

The Buyback will continue until 31 July 2019, though the Company reserves the right to end the Buyback earlier.

Any repurchases will be effected in accordance with the Company’s general authority to repurchase shares and CDIs granted by its shareholders at the Company’s 2018 Annual General Meeting and in accordance with all relevant regulatory requirements.

A copy of ASX Appendix 3C is furnished as Exhibit 99.1 hereto. This exhibit is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filings.

Item 9.01                                           Financial Statements and Exhibits

Exhibit Number	Description

99.1	ASX Disclosure Announcement of Buy-back

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: August 6, 2018	By:	/s/ Roger Thompson
Roger Thompson Chief Financial Officer